Exhibit 99.1

Power Integrations Reports Third-Quarter Financial Results

Non-GAAP gross margin expanded to 52.9 percent; non-GAAP earnings were $0.49 per diluted share

GAAP gross margin was 49.7%; charge related to SemiSouth results in GAAP net loss of $1.54 per share

Announces $50 million share-repurchase authorization

SAN JOSE, Calif.--(BUSINESS WIRE)--October 25, 2012--Power Integrations (Nasdaq:POWI) today announced financial results for the quarter ended September 30, 2012. Net revenues for the quarter were $78.0 million, up two percent from the prior quarter and up four percent compared with the third quarter of 2011. GAAP gross margin for the quarter was 49.7 percent.

As announced earlier this week, the company’s third-quarter results include a pre-tax charge of $59.2 million stemming from the likely closure of SemiSouth Laboratories. The expected cash outflow included in the charge is $15.3 million. Including the charge, the company reported a GAAP net loss for the quarter of $44.4 million or $1.54 per share. This compares to a net loss of $0.25 per share in the prior quarter and net income of $0.25 per diluted share in the year-ago quarter. The loss in the prior quarter was driven by the settlement of the company’s tax audit for years 2003-2006, which resulted in a one-time net charge of $15.7 million in the second quarter.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that, for the third quarter, exclude stock-based compensation expenses, certain acquisition-related costs and expenses, the charge related to SemiSouth, non-cash interest income, and the tax effects of these items. Non-GAAP gross margin for the third quarter was 52.9 percent. Non-GAAP net income for the quarter was $14.5 million or $0.49 per diluted share, compared with $0.49 per diluted share in the prior quarter and $0.32 per diluted share in the third quarter of 2011.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “While third-quarter revenues were in line with our forecast, we expect lower revenues in the fourth quarter as global economic conditions continue to weigh on end demand across the industry. However, our gross margin expanded again in the third quarter and has improved significantly over the past year thanks to the substantial cost reductions we have achieved, plus the benefit of a more favorable end-market mix. While the impact of mix will fluctuate over time, we expect our gross margin to remain at a similar level in the fourth quarter.”

Mr. Balakrishnan continued: “While the SemiSouth outcome is disappointing, our strategic direction remains unchanged, and we continue to invest in high-power driver and switch technologies to expand our addressable market within the realm of high-voltage power conversion. For example, our acquisition of CT-Concept earlier this year added nearly half a billion dollars to our addressable market and gives us a presence in high-power markets such as industrial motors, renewable energy and electric transportation. With our first full quarter as a combined company now behind us, we believe we are on track to realizing the strategic and financial benefits we expected from the acquisition.”

Additional Highlights

  Earlier this month Power Integrations’ board of directors authorized the use of up to $50 million for the repurchase of the company’s common stock.
  The company paid a dividend of $0.05 per share on September 28, 2012. The next dividend of $0.05 per share will be paid on December 31, 2012, to stockholders of record as of November 30.
  Power Integrations received 15 U.S. patents and 28 non-U.S. patents during the quarter and had a total of 511 U.S. patents and 388 non-U.S. patents as of September 30, 2012.

Financial Outlook

The company issued the following forecast for the fourth quarter of 2012:

  Fourth-quarter revenues are expected to be between $71 million and $77 million.
  Gross margins are expected to be similar to third-quarter levels.
  Non-GAAP operating expenses are expected to be between $24.5 million and $25 million. (Excludes from GAAP operating expenses approximately $4 million of stock-based compensation expenses and $1 million of amortization expense for acquisition-related intangible assets.) GAAP operating expenses are expected to be between $29.5 million and $30 million.
  The non-GAAP and GAAP effective tax rates are expected to be approximately 13 percent and 18 percent, respectively.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc., is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT driver systems enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, acquisition-related expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, the charge associated with SemiSouth, non-cash interest income, the tax effects of the above items, and the one-time tax charge described above. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected fourth-quarter financial performance and realizing the benefits of the CT-Concept acquisition are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on August 7, 2012. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
NET REVENUES	$78,045	$76,382	$75,063	$226,200	$232,009

COST OF REVENUES	39,294	38,627	40,020	115,101	122,917

GROSS PROFIT	38,751	37,755	35,043	111,099	109,092

OPERATING EXPENSES:
Research and development	11,428	12,066	10,345	34,134	30,563
Sales and marketing	9,206	8,419	7,962	25,736	24,258
General and administrative	7,912	6,687	6,145	21,203	18,761
Charge related to SemiSouth	25,300	-	-	25,300	-
Amortization of acquisition-related intangible assets	1,123	757	28	1,908	84
Acquisition expenses	29	413	-	931	-
Total operating expenses	54,998	28,342	24,480	109,212	73,666

INCOME (LOSS) FROM OPERATIONS	(16,247)	9,413	10,563	1,887	35,426

Charge related to SemiSouth	(33,937)	-	-	(33,937)
Non-cash interest income	665	623	-	1,445	-
Cost of acquisition-related currency option	-	(635)	-	(635)	-
Other income (expense), net	172	207	552	837	1,455

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(49,347)	9,608	11,115	(30,403)	36,881

PROVISION (BENEFIT) FOR INCOME TAXES	(4,941)	16,784	3,603	13,718	8,916

NET INCOME (LOSS)	$(44,406)	$(7,176)	$7,512	$(44,121)	$27,965

EARNINGS (LOSS) PER SHARE:
Basic	$(1.54)	$(0.25)	$0.26	$(1.54)	$0.97
Diluted	$(1.54)	$(0.25)	$0.25	$(1.54)	$0.93

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,908	28,619	28,799	28,586	28,789
Diluted	28,908	28,619	29,879	28,586	30,195

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$271	$256	$128	$772	$584
Research and development	1,467	1,566	564	4,154	2,354
Sales and marketing	940	746	449	2,433	1,659
General and administrative	1,169	1,074	527	3,161	2,020
Total stock-based compensation expense	$3,847	$3,642	$1,668	$10,520	$6,617

Cost of revenues includes:
Amortization of write-up of acquired inventory	$1,597	$1,136	$150	$2,813	$360
Amortization of acquisition-related intangible assets	$645	$459	$85	$1,189	$255

Operating expenses include:
Patent-litigation expenses	$1,885	$1,409	$1,751	$4,590	$4,218

REVENUE MIX BY END MARKET
Communications	23%	24%	26%	25%	29%
Computer	10%	12%	12%	11%	12%
Consumer	36%	36%	39%	37%	37%
Industrial	31%	28%	23%	27%	22%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended			Nine Months Ended
		September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$38,751	$37,755	$35,043	$111,099	$109,092
	GAAP gross profit margin	49.7%	49.4%	46.7%	49.1%	47.0%

	Stock-based compensation included in cost of revenues	271	256	128	772	584
	Amortization of write-up of acquired inventory	1,597	1,136	150	2,813	360
	Amortization of acquisition-related intangible assets	645	459	85	1,189	255

	Non-GAAP gross profit	$41,264	$39,606	$35,406	$115,873	$110,291
	Non-GAAP gross profit margin	52.9%	51.9%	47.2%	51.2%	47.5%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$54,998	$28,342	$24,480	$109,212	$73,666

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,467	1,566	564	4,154	2,354
	Sales and marketing	940	746	449	2,433	1,659
	General and administrative	1,169	1,074	527	3,161	2,020
	Total	3,576	3,386	1,540	9,748	6,033

	Acquisition expenses	29	413	-	931	-

	Amortization of acquisition-related intangible assets	1,123	757	28	1,908	84

	Charge related to SemiSouth	25,300	-	-	25,300	-

	Non-GAAP operating expenses	$24,970	$23,786	$22,912	$71,325	$67,549

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income (loss) from operations	$(16,247)	$9,413	$10,563	$1,887	$35,426
	GAAP operating margin	-20.8%	12.3%	14.1%	0.8%	15.3%

Add:	Total stock-based compensation	3,847	3,642	1,668	10,520	6,617
	Amortization of write-up of acquired inventory	1,597	1,136	150	2,813	360
	Amortization of acquisition-related intangible assets	1,768	1,216	113	3,097	339
	Acquisition expenses	29	413	-	931	-
	Charge related to SemiSouth	25,300	-	-	25,300	-

	Non-GAAP income from operations	$16,294	$15,820	$12,494	$44,548	$42,742
	Non-GAAP operating margin	20.9%	20.7%	16.6%	19.7%	18.4%

	RECONCILIATION OF PROVISION FOR INCOME TAXES
	GAAP provision for income taxes	$(4,941)	$16,784	$3,603	$13,718	$8,916
	GAAP effective tax rate	10.0%	174.7%	32.4%	-45.1%	24.2%

	One-time charge associated with tax settlement	-	15,749	-	15,749	-
	Tax effect of other adjustments to GAAP results	(6,873)	(405)	85	(7,582)	(544)

	Non-GAAP provision for income taxes	$1,932	$1,440	$3,518	$5,551	$9,460
	Non-GAAP effective tax rate	11.7%	9.0%	27.0%	12.2%	21.4%

	RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
	GAAP net income (loss)	$(44,406)	$(7,176)	$7,512	$(44,121)	$27,965

	Adjustments to GAAP net income (loss)
	Stock-based compensation	3,847	3,642	1,668	10,520	6,617
	Amortization of write-up of acquired inventory	1,597	1,136	150	2,813	360
	Amortization of acquisition-related intangible assets	1,768	1,216	113	3,097	339
	Acquisition expenses	29	413	-	931	-
	Non-cash interest income	(665)	(623)	-	(1,445)	-
	Cost of acquisition-related currency option	-	635	-	635	-
	Charge related to SemiSouth	59,237	-	-	59,237	-
	One-time charge associated with tax settlement	-	15,749	-	15,749	-
	Tax effect of items excluded from non-GAAP results	(6,873)	(405)	85	(7,582)	(544)

	Non-GAAP net income	$14,534	$14,587	$9,528	$39,834	$34,737

	Average shares outstanding for calculation
	of non-GAAP income per share (diluted)	29,809	29,792	29,879	29,740	30,195

	Non-GAAP net income per share (diluted)	$0.49	$0.49	$0.32	$1.34	$1.15

	GAAP income (loss) per share	$(1.54)	$(0.25)	$0.25	$(1.54)	$0.93

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2012	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$74,747	$73,360	$139,836
Short-term marketable securities	35,605	60,068	40,899
Accounts receivable	11,106	17,966	9,396
Inventories	46,928	48,555	52,010
Deferred tax assets	892	893	892
Prepaid expenses and other current assets	17,659	7,758	7,068
Total current assets	186,937	208,600	250,101

MARKETABLE SECURITIES	-	-	32,041
PROPERTY AND EQUIPMENT, net	90,355	91,738	88,241
INTANGIBLE ASSETS, net	49,580	51,422	8,852
GOODWILL	78,278	77,354	14,786
DEFERRED TAX ASSETS	7,410	7,120	12,387
OTHER ASSETS	4,042	43,380	26,511
Total assets	$416,602	$479,614	$432,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$19,697	$21,108	$16,532
Accrued payroll and related expenses	6,258	6,650	5,911
Taxes payable	1,168	37,936	-
Deferred taxes	1,634	1,961	-
Deferred income on sales to distributors	10,437	11,270	7,883
Other accrued liabilities	17,583	2,514	2,305
Total current liabilities	56,777	81,439	32,631

LONG-TERM LIABILITIES
Income taxes payable	7,560	7,364	34,368
Deferred taxes	3,926	4,185	-
Pension liability	663	622	-

Total liabilities	68,926	93,610	66,999

STOCKHOLDERS' EQUITY:
Common stock	29	29	28
Additional paid-in capital	188,587	181,203	158,646
Accumulated other comprehensive income	287	145	50
Retained earnings	158,773	204,627	207,196
Total stockholders' equity	347,676	386,004	365,920
Total liabilities and stockholders' equity	$416,602	$479,614	$432,919

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(44,406)	$(7,176)	$7,512	$(44,121)	$27,965
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	3,799	3,895	3,865	11,426	11,337
Amortization of intangible assets	1,843	1,290	243	3,322	729
Charge related to SemiSouth	59,237	-	-	59,237	-
Gain on sale of property and equipment	-	-	-	(1)	(41)
Stock-based compensation expense	3,847	3,642	1,668	10,520	6,617
Amortization of premium on marketable securities	171	258	396	738	1,255
Non-cash interest income	(665)	(623)	-	(1,445)	-
Deferred income taxes	(745)	5,161	(47)	4,089	779
Increase (decrease) in accounts receivable allowances	35	(14)	(110)	21	(74)
Excess tax benefit from stock options exercised	(86)	(276)	(32)	(560)	(729)
Tax benefit (deficiency) associated with employee stock plans	(118)	749	288	1,413	1,826
Change in operating assets and liabilities:
Accounts receivable	6,825	1,964	(2,150)	1,489	(4,542)
Inventories	1,626	4,958	2,269	15,745	10,184
Prepaid expenses and other assets	(14,169)	1,528	(225)	(11,335)	2,823
Accounts payable	1,047	2,310	3,170	4,842	(1,090)
Taxes payable and other accrued liabilities	(37,039)	8,180	3,423	(28,255)	4,891
Deferred income on sales to distributors	(833)	1,897	(883)	2,554	(1,904)
Net cash provided by (used in) operating activities	(19,631)	27,743	19,387	29,679	60,026

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,427)	(1,283)	(3,710)	(12,181)	(16,229)
Proceeds from sale of property and equipment	-	-	-	2	2,249
Other assets	-	-	(463)	-	(1,271)
Acquisitions	(2,360)	(113,360)	-	(115,720)	(6,914)
Increase in financing lease receivables	(37)	-	(157)	(420)	(7,978)
Collections of financing lease receivables	228	-	109	527	314
Loan to SemiSouth	-	-	-	(18,000)	(3,000)
Collection of note to SemiSouth	-	-	3,000	-	3,000
Purchases of marketable securities	-	-	(19,761)	-	(31,269)
Proceeds from maturities of marketable securities	24,320	6,403	8,545	36,788	15,175
Net cash provided by (used in) investing activities	18,724	(108,240)	(12,437)	(109,004)	(45,923)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	3,656	7,864	3,972	17,977	18,218
Repurchase of common stock	-	-	(31,435)	-	(35,819)
Payments of dividends to stockholders	(1,448)	(1,438)	(1,435)	(4,301)	(4,320)
Excess tax benefit from stock options exercised	86	276	32	560	729
Net cash provided by (used in) financing activities	2,294	6,702	(28,866)	14,236	(21,192)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,387	(73,795)	(21,916)	(65,089)	(7,089)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	73,360	147,155	170,494	139,836	155,667

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$74,747	$73,360	$148,578	$74,747	$148,578

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com